SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2001

TUSCARORA INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania (State of incorporation)	000-17051 (Commission File Number)	25-1119372 (I.R.S. Employer Identification No.)

800 Fifth Avenue, New Brighton, Pennsylvania (Address of Principal Executive Offices)		15066 (Zip Code)

Registrant’s Telephone Number Including Area Code (724)-843-8200

Item 5. OTHER EVENTS.

      The closing of the merger of Tuscarora Incorporated, a Pennsylvania corporation ("Tuscarora"), with a wholly-owned indirect subsidiary of SCA Packaging International B.V., a business group of the Swedish company Svenska Cellulosa Aktiebolaget (SCA), was completed upon approval by the Tuscarora shareholders on March 9, 2001. Tuscarora is the surviving corporation. Under the merger agreement announced on January 22, 2001, all of the outstanding shares of Tuscarora will be exchanged for $21.50 in cash. Tuscarora's stock will be delisted from The NASDAQ Stock Market as of the close of trading on March 9, 2001. Reference is made to Exhibit 99.1 filed herewith.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

      Exhibit 99.1 Press release, dated March 9, 2001, announcing completion of merger with SCA
      Packaging USA, Inc.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUSCARORA INCORPORATED (Registrant)

By /s/ Brian C. Mullins

Date: March 9, 2001	Brian C. Mullins, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

TUSCARORA INCORPORATED

INDEX OF EXHIBITS

Exhibit No.

99.1	Press release, dated March 9, 2001, announcing completion of merger with SCA Packaging USA, Inc.